Exhibit 10.40

THIRD AMENDMENT TO THE

MIRANT SERVICES

SUPPLEMENTAL BENEFIT PLAN

WHEREAS, Mirant Services, LLC (the “Company”) heretofore adopted the Mirant Services Supplemental Benefit Plan (the “Plan”), effective January 1, 2001 to provide certain retirement and other deferred compensation benefits primarily for a select group of management or highly compensated employees; and

WHEREAS, pursuant to Section 6.2 of the Plan, the Board of Managers of the Company (the “Board”) has the authority to amend the Plan; and

WHEREAS, the Board has delegated its authority to amend the Plan, provided such amendment does not have a material effect on the cost of the Plan, to the Americas Benefits Committee (the “Committee”); and

WHEREAS, the Committee desires to remove all references to a “Change in Control” from the Plan effective as of August 27, 2004; and

WHEREAS, the Committee has determined that the above amendment would not have a material effect on the cost of the Plan.

NOW, THEREFORE, the Committee hereby amends the Plan as follows, to be effective as of August 27, 2004:

I.

Section 2.5 of the Plan is hereby amended in its entirety to read as follows:

“2.5         [Deleted]”

II.

Section 5.8 of the Plan is hereby amended in its entirety to read as follows:

“5.8         [Deleted]”

III.

Section 6.2 of the Plan is hereby amended in its entirety to read as follows:

“6.2         Amendment and Termination.  The Plan may be amended or terminated at any time by the Board of Managers, provided that no amendment or termination shall cause a forfeiture or reduction in any benefits accrued as of the date of such amendment or termination. The Plan may also be amended by the Committee (a) if such amendment does not involve a substantial increase in cost to the Employing Companies, or (b) as may be necessary, proper, or desirable in order to comply with laws or regulations enacted or promulgated by any federal or state governmental authority.”

IV.

All parts of the Plan not inconsistent here with are hereby ratified and confirmed.

IN WITNESS WHEREOF, Mirant Services, LLC, through its duly authorized officer pursuant to a unanimous consent of the Committee dated September 29, 2004, has adopted this Third Amendment to the Mirant Services Supplemental Benefit Plan on this 29th day of September, 2004, to be effective August 27, 2004.

MIRANT SERVICES, LLC:

By:
Vance N. Booker
SVP, Administration